Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2019 Results

– Second-Quarter Revenue of $657.6 Million –

– Second-Quarter GAAP Earnings per Share of $0.88 and Non-GAAP Earnings per Share of $1.63 –

– Updates 2019 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--July 31, 2019--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2019. For the quarter, revenue was $657.6 million, an increase of 12.3% from $585.3 million in the second quarter of 2018.

Acquisitions, principally the partial-quarter benefit from Citoxlab, contributed 5.7% to consolidated second-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 1.9%. Excluding the effect of these items, organic revenue growth of 8.5% was driven by all three business segments.

On a GAAP basis, second-quarter net income from continuing operations attributable to common shareholders was $43.7 million, a decrease of 16.2% from net income of $52.2 million for the same period in 2018. Second-quarter diluted earnings per share on a GAAP basis were $0.88, a decrease of 17.0% from $1.06 for the second quarter of 2018. The lower GAAP net income and earnings per share were driven primarily by a loss from the Company’s venture capital investments of $0.07 per share in the second quarter of 2019, compared to a $0.16 gain for the same period in 2018. As previously disclosed, the Company’s venture capital investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income from continuing operations was $81.1 million for the second quarter of 2019, an increase of 13.7% from $71.3 million for the same period in 2018. Second‑quarter diluted earnings per share on a non-GAAP basis were $1.63, an increase of 12.4% from $1.45 per share for the second quarter of 2018. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating income, including the contribution from the Citoxlab acquisition, as well as a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our solid, second-quarter results demonstrate the effectiveness of our strategy and the strong industry fundamentals that continue to fuel the pipelines of the biotech industry, and in turn, our growth. We have invested tremendous effort over time to add people and capacity to accommodate growing client demand; to maintain and enhance our scientific leadership; to strengthen our relationships with clients; and to work with them to devise outsourcing solutions that increase their productivity and speed-to-market. We have maintained our focus on early-stage drug research and manufacturing support solutions, strategically expanding our portfolio to provide clients with the critical capabilities they require to discover, develop, and safely manufacture new drugs. As a result, we believe that Charles River is a stronger company today than it has ever been. We will continue to invest in and enhance our industry-leading portfolio to fulfill our long-term strategic goals and become an even stronger partner to our clients across a wider array of scientific solutions.”

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $136.1 million in the second quarter of 2019, an increase of 4.3% from $130.4 million in the second quarter of 2018. Organic revenue growth was 6.8%, driven primarily by higher revenue for research model services, as well as increased demand for research models in China. Research model services benefited from a large government contract in the Insourcing Solutions (IS) business, which commenced in September 2018, and strong client demand for the Genetically Engineered Models and Services business. The revenue increase was partially offset by lower sales volume for research models outside of China, particularly to large biopharmaceutical clients.

In the second quarter of 2019, the RMS segment’s GAAP operating margin decreased to 23.2% from 26.3% in the second quarter of 2018. On a non-GAAP basis, the operating margin decreased to 25.5% from 26.8% in the second quarter of 2018. The GAAP and non-GAAP operating margin declines were driven primarily by lower sales volume for research models outside of China, the large IS government contract, and the compensation structure adjustment implemented in 2018. In addition, a non-cash charge related to the modification of a purchase option for the noncontrolling interest in Vital River (RMS China) reduced the GAAP operating margin.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $405.5 million in the second quarter of 2019, an increase of 17.1% from $346.4 million in the second quarter of 2018. Acquisitions contributed 9.6% to DSA revenue growth, due primarily to the revenue contribution from the Citoxlab acquisition, which was completed on April 29, 2019. Organic revenue growth of 8.7% was driven by both the Safety Assessment and Discovery Services businesses. By client segment, the DSA revenue increase was driven primarily by robust demand from biotechnology clients.

In the second quarter of 2019, the DSA segment’s GAAP operating margin decreased to 15.7% from 16.3% in the second quarter of 2018. On a non-GAAP basis, the operating margin decreased to 21.1% from 21.5% in the second quarter of 2018. The GAAP and non-GAAP operating margin declines were driven primarily by higher costs associated with staff and capacity investments, including last year’s compensation structure adjustment, partially offset by benefits from higher pricing and R&D tax credits associated with Citoxlab. In addition, acquisition and integration costs, principally amortization of intangible assets related to the Citoxlab acquisition, reduced the GAAP operating margin.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $116.0 million in the second quarter of 2019, an increase of 7.0% from $108.5 million in the second quarter of 2018. Organic revenue growth was 9.8%, driven primarily by strong demand in the Microbial Solutions and Biologics Testing Solutions businesses.

In the second quarter of 2019, the Manufacturing segment’s GAAP operating margin decreased to 28.6% from 31.5% in the second quarter of 2018. On a non-GAAP basis, the operating margin decreased to 30.9% from 33.6% in the second quarter of 2018. The GAAP and non-GAAP operating margin declines were driven primarily by higher costs to support growth-related investments in the Microbial Solutions and Biologics Testing Solutions businesses.

Updates 2019 Guidance

The Company is updating 2019 financial guidance, which was previously provided on May 7, 2019.

The Company is narrowing its guidance ranges for both reported and organic revenue growth. Foreign exchange is now expected to reduce reported revenue growth by 1% to 1.5% in 2019.

The Company is reducing its GAAP earnings per share guidance by $0.10 to reflect higher acquisition-related costs, the venture capital investment loss in the second quarter, and other items. Non-GAAP earnings per share guidance is being increased by $0.05, due primarily to the benefit from a lower-than-expected tax rate. The Company is reaffirming its free cash flow guidance.

The Company’s revenue and earnings per share guidance is as follows:

2019 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	16% - 17%	16% - 18%
Less: Contribution from acquisitions (1)	8.5% - 9.0%	8% - 9%
Add: Negative impact of foreign exchange	1.0% - 1.5%	~0.5%
Revenue growth, organic (2)	8.5% - 9.5%	8.0% - 9.5%
GAAP EPS estimate	$4.65-$4.80	$4.75-$4.90
Amortization of intangible assets (3)	$1.35-$1.40	$1.42-$1.52
Charges related to global efficiency initiatives (4)	~$0.07	~$0.07
Acquisition-related adjustments (5)	$0.40-$0.45	$0.25-$0.30
Other items (6)	~$0.03	--
Venture capital investment (gains)/losses (7)	(~$0.09)	(~$0.16)
Non-GAAP EPS estimate	$6.45 - $6.60	$6.40 - $6.55
Free cash flow (8)	$310 - $320 million	$310 - $320 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions which have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) Amortization of intangible assets includes an estimate of approximately $0.20 for the impact of the Citoxlab acquisition based on the preliminary purchase price allocation.

(4) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives. In addition, these adjustments include a charge associated with modification of a purchase option for the remaining 8% equity interest in Vital River. These costs will be partially offset by an anticipated discrete tax benefit.

(6) Other items include third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company’s information systems, which was detected in March 2019.

(7) Venture capital investment performance only includes recognized gains or losses. The Company does not forecast future venture capital investment gains or losses.

(8) The reconciliation of 2019 free cash flow guidance is as follows: Cash flow from operating activities of $480-$490 million, less capital expenditures of ~$170 million, equates to free cash flow of $310-$320 million.

Webcast

Charles River has scheduled a live webcast on Wednesday, July 31, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Investor Day

Charles River will host a Meeting with Management on Thursday, September 12, from 8:00 a.m. to 12:30 p.m. ET. The meeting will be webcast live on the Investor Relations section of the Company’s website at ir.criver.com .

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; and investment gains or losses associated with our venture capital investments. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of Citoxlab, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; risks and uncertainties associated with the unauthorized access into its information systems reported on April 30, 2019, including the timing and effectiveness of adding enhanced security features and monitoring procedures, the status and effectiveness of the ongoing remediation process, the percentage of clients affected by the unauthorized access, and the potential revenue and financial impact related to the incident; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Service revenue	$505,880	$438,456	$956,822	$783,910
Product revenue	151,688	146,845	305,315	295,361
Total revenue	657,568	585,301	1,262,137	1,079,271
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	345,369	302,304	662,169	546,112
Cost of products sold (excluding amortization of intangible assets)	74,095	67,016	150,087	135,709
Selling, general and administrative	135,941	120,531	258,515	223,903
Amortization of intangible assets	22,395	18,740	41,806	29,008
Operating income	79,768	76,710	149,560	144,539
Other income (expense):
Interest income	274	182	453	464
Interest expense	(20,835)	(18,643)	(30,822)	(29,834)
Other income (expense), net	(213)	12,039	6,093	18,159
Income from continuing operations, before income taxes	58,994	70,288	125,284	133,328
Provision for income taxes	14,685	17,438	25,287	27,210
Income from continuing operations, net of income taxes	44,309	52,850	99,997	106,118
Income from discontinued operations, net of income taxes	—	1,529	—	1,506
Net income	44,309	54,379	99,997	107,624
Less: Net income attributable to noncontrolling interests	581	670	1,136	1,284
Net income attributable to common shareholders	$43,728	$53,709	$98,861	$106,340

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$0.90	$1.08	$2.03	$2.18
Discontinued operations	$—	$0.03	$—	$0.03
Net income attributable to common shareholders	$0.90	$1.11	$2.03	$2.22
Diluted:
Continuing operations attributable to common shareholders	$0.88	$1.06	$1.99	$2.14
Discontinued operations	$—	$0.03	$—	$0.03
Net income attributable to common shareholders	$0.88	$1.10	$1.99	$2.17

Weighted-average number of common shares outstanding;
Basic	48,772	48,198	48,615	47,992
Diluted	49,662	49,043	49,599	48,966

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$200,589	$195,442
Trade receivables, net	545,148	472,248
Inventories	134,925	127,892
Prepaid assets	60,485	53,447
Other current assets	68,911	48,807
Total current assets	1,010,058	897,836
Property, plant and equipment, net	1,006,330	932,877
Operating lease right-of-use assets, net	131,880	—
Goodwill	1,526,682	1,247,133
Client relationships, net	644,192	537,945
Other intangible assets, net	90,509	72,943
Deferred tax assets	33,483	23,386
Other assets	182,350	143,759
Total assets	$4,625,484	$3,855,879

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$33,955	$31,416
Accounts payable	99,381	66,250
Accrued compensation	129,844	137,212
Deferred revenue	167,530	145,139
Accrued liabilities	122,893	106,925
Other current liabilities	81,995	71,280
Total current liabilities	635,598	558,222
Long-term debt, net and finance leases	2,040,388	1,636,598
Operating lease right-of-use liabilities	108,311	—
Deferred tax liabilities	181,755	143,635
Other long-term liabilities	180,589	179,121
Total liabilities	3,146,641	2,517,576
Redeemable noncontrolling interests	20,479	18,525
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 48,937 shares issued and 48,799 shares outstanding as of June 29, 2019, and 48,210 shares issued and 48,209 shares outstanding as of December 29, 2018	489	482
Additional paid-in capital	1,497,794	1,447,512
Retained earnings	140,957	42,096
Treasury stock, at cost, 138 and 1 shares, as of June 29, 2019 and December 29, 2018, respectively	(17,938)	(55)
Accumulated other comprehensive loss	(166,236)	(172,703)
Total equity attributable to common shareholders	1,455,066	1,317,332
Noncontrolling interest	3,298	2,446
Total equity	1,458,364	1,319,778
Total liabilities, redeemable noncontrolling interests and equity	$4,625,484	$3,855,879

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows relating to operating activities
Net income	$99,997	$107,624
Less: Income from discontinued operations, net of income taxes	—	1,506
Income from continuing operations, net of income taxes	99,997	106,118
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	94,504	76,606
Stock-based compensation	29,404	24,088
Deferred income taxes	(1,347)	(6,212)
Gain on venture capital investments	(6,321)	(17,385)
Other, net	3,312	6,961
Changes in assets and liabilities:
Trade receivables, net	(36,538)	(19,375)
Inventories	(2,565)	(7,444)
Accounts payable	18,195	(12,608)
Accrued compensation	(25,421)	(2,417)
Deferred revenue	(241)	(4,331)
Customer contract deposits	(10,918)	37,543
Other assets and liabilities, net	(17,649)	2,379
Net cash provided by operating activities	144,412	183,923
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(492,381)	(821,350)
Capital expenditures	(41,512)	(48,939)
Purchases of investments and contributions to venture capital investments	(14,753)	(11,097)
Proceeds from sale of investments	15	30,406
Other, net	(607)	(56)
Net cash used in investing activities	(549,238)	(851,036)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,485,731	2,392,568
Proceeds from exercises of stock options	23,853	24,196
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,076,761)	(1,680,207)
Payment of debt financing costs	—	(18,314)
Purchase of treasury stock	(17,883)	(13,668)
Other, net	(10,516)	—
Net cash provided by financing activities	404,424	704,575
Discontinued operations
Net cash used in operating activities from discontinued operations	—	(3,731)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,670	(4,697)
Net change in cash, cash equivalents, and restricted cash	5,268	29,034
Cash, cash equivalents, and restricted cash, beginning of period	197,318	166,331
Cash, cash equivalents, and restricted cash, end of period	$202,586	$195,365

Supplemental cash flow information:
Cash and cash equivalents	$200,589	$192,300
Restricted cash included in Other current assets	498	593
Restricted cash included in Other assets	1,499	2,472
Cash, cash equivalents, and restricted cash, end of period	$202,586	$195,365

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Research Models and Services
Revenue	$136,054	$130,426	$273,226	$264,384
Operating income	31,512	34,245	69,344	72,772
Operating income as a % of revenue	23.2%	26.3%	25.4%	27.5%
Add back:
Amortization related to acquisitions	349	408	701	817
Severance	565	220	725	743
Acquisition related adjustments (2)	2,201	—	2,201	—
Site consolidation costs, impairments and other items	76	69	257	584
Total non-GAAP adjustments to operating income	$3,191	$697	$3,884	$2,144
Operating income, excluding non-GAAP adjustments	$34,703	$34,942	$73,228	$74,916
Non-GAAP operating income as a % of revenue	25.5%	26.8%	26.8%	28.3%

Depreciation and amortization	$4,981	$4,901	$9,303	$9,754
Capital expenditures	$5,049	$5,314	$9,161	$9,939

Discovery and Safety Assessment
Revenue	$405,517	$346,416	$759,714	$606,408
Operating income	63,514	56,623	110,219	97,482
Operating income as a % of revenue	15.7%	16.3%	14.5%	16.1%
Add back:
Amortization related to acquisitions	19,772	16,051	36,507	23,592
Severance	672	1,197	685	943
Acquisition related adjustments (3)	1,738	767	3,992	1,197
Site consolidation costs, impairments and other items	—	—	—	(143)
Total non-GAAP adjustments to operating income	$22,182	$18,015	$41,184	$25,589
Operating income, excluding non-GAAP adjustments	$85,696	$74,638	$151,403	$123,071
Non-GAAP operating income as a % of revenue	21.1%	21.5%	19.9%	20.3%

Depreciation and amortization	$37,549	$31,042	$71,333	$51,829
Capital expenditures	$15,141	$10,894	$23,989	$23,696

Manufacturing Support
Revenue	$115,997	$108,459	$229,197	$208,479
Operating income	33,141	34,115	64,640	62,638
Operating income as a % of revenue	28.6%	31.5%	28.2%	30.0%
Add back:
Amortization related to acquisitions	2,274	2,281	4,598	4,599
Severance	74	—	301	870
Acquisition related adjustments (3)	106	15	156	15
Site consolidation costs, impairments and other items	297	—	1,305	159
Total non-GAAP adjustments to operating income	$2,751	$2,296	$6,360	$5,643
Operating income, excluding non-GAAP adjustments	$35,892	$36,411	$71,000	$68,281
Non-GAAP operating income as a % of revenue	30.9%	33.6%	31.0%	32.8%

Depreciation and amortization	$5,782	$5,868	$11,587	$11,604
Capital expenditures	$4,272	$3,188	$7,878	$10,022

Unallocated Corporate Overhead	$(48,399)	$(48,273)	$(94,643)	$(88,353)
Add back:
Severance	—	659	—	659
Acquisition related adjustments (3)	12,470	11,033	17,892	13,897
Other items (4)	$1,029	$—	$1,029	$—
Total non-GAAP adjustments to operating expense	$13,499	$11,692	$18,921	$14,556
Unallocated corporate overhead, excluding non-GAAP adjustments	$(34,900)	$(36,581)	$(75,722)	$(73,797)

Total
Revenue	$657,568	$585,301	$1,262,137	$1,079,271
Operating income	$79,768	$76,710	$149,560	$144,539
Operating income as a % of revenue	12.1%	13.1%	11.8%	13.4%
Add back:
Amortization related to acquisitions	22,395	18,740	41,806	29,008
Severance and executive transition costs	1,311	2,076	1,711	3,215
Acquisition related adjustments (2)(3)	16,515	11,815	24,241	15,109
Site consolidation costs, impairments and other items (4)	1,402	69	2,591	600
Total non-GAAP adjustments to operating income	$41,623	$32,700	$70,349	$47,932
Operating income, excluding non-GAAP adjustments	$121,391	$109,410	$219,909	$192,471
Non-GAAP operating income as a % of revenue	18.5%	18.7%	17.4%	17.8%

Depreciation and amortization	$49,146	$43,396	$94,504	$76,606
Capital expenditures	$24,781	$21,213	$41,512	$48,939

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	This amount represents a $2.2 million charge recorded in connection with the modification of the option to purchase the remaining 8% equity interest in Vital River.

(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(4)	This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net income attributable to common shareholders	$43,728	$53,709	$98,861	$106,340
Less: Income from discontinued operations, net of income taxes	—	1,529	—	1,506
Net income from continuing operations attributable to common shareholders	43,728	52,180	98,861	104,834
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 4)	41,623	32,700	70,349	47,932
Write-off of deferred financing costs and fees related to debt refinancing	—	1,799	—	5,060
Venture capital (gains) losses	4,254	(10,934)	(6,321)	(17,385)
Tax effect of non-GAAP adjustments	(8,491)	(4,466)	(12,371)	(6,345)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$81,114	$71,279	$150,518	$134,096

Weighted average shares outstanding - Basic	48,772	48,198	48,615	47,992
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	890	845	984	974
Weighted average shares outstanding - Diluted	49,662	49,043	49,599	48,966

Earnings per share from continuing operations attributable to common shareholders
Basic	$0.90	$1.08	$2.03	$2.18
Diluted	$0.88	$1.06	$1.99	$2.14

Basic, excluding non-GAAP adjustments	$1.66	$1.48	$3.10	$2.79
Diluted, excluding non-GAAP adjustments	$1.63	$1.45	$3.03	$2.74

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended June 29, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	12.3%	4.3%	17.1%	7.0%
Decrease (increase) due to foreign exchange	1.9%	2.5%	1.2%	3.1%
Contribution from acquisitions (2)	(5.7)%	—%	(9.6)%	(0.3)%
Non-GAAP revenue growth, organic (3)	8.5%	6.8%	8.7%	9.8%

Six Months Ended June 29, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	16.9%	3.3%	25.3%	9.9%
Decrease (increase) due to foreign exchange	2.4%	2.8%	1.6%	3.8%
Contribution from acquisitions (2)	(9.7)%	—%	(17.1)%	(0.3)%
Non-GAAP revenue growth, organic (3)	9.6%	6.1%	9.8%	13.4%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions. Manufacturing Support includes an immaterial acquisition of an Australian Microbial Solutions business.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com